Exhibit 10.2

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (this “Agreement”), dated November 17, 2014, is entered into by and among Triton Pacific Investment Corporation, Inc., a Maryland corporation (the “Company”), and Triton Pacific Adviser, LLC, a Delaware limited liability company (the “Adviser”).

WHEREAS, certain holders of the Company’s common stock, par value $0.001 per share (“Common Stock”) may have rescission rights against the Company under Section 5 of the Securities Act of 1933, as amended (the “Securities Act”), and may seek to assert such rights by making claims for rescission under Section 12(a) of the Securities Act; and

WHEREAS, in consideration of the mutual agreements contained herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Adviser desires to provide potential funding to, and for indemnification of, the Company as described in this Agreement.

NOW, THEREFORE, the parties hereto agree as follows:

1.                   Definitions.

a.                   “Applicable Claims” means any claims presented to the Company by the Company’s existing shareholders under Section 12(a) of the Securities Act to exercise any potential rescission rights with regard to any Applicable Shares.

b.                   “Applicable Period” means the period beginning on May 1, 2014 and ending on August 14, 2014.

c.                    “Applicable Shares” means any shares of the Common Stock, without regard to class, purchased from the Company during the Applicable Period.

2.                   Funding and Indemnification.

a.                   If the Company does not have funds to meet obligations of the Company with respect to any Applicable Claims, the Adviser will, pursuant to Section 2(c), provide the Company with funds to the extent necessary to meet such obligations. In addition, the Adviser will indemnify and hold harmless the Company for any losses to which the Company may become subject pursuant to Section 12(a) under the Securities Act in an amount equal to the product of (i) the number of shares of Common Stock covered by an Applicable Claim and (ii) the purchase price of a share of Common Stock as of the date of original purchase, minus the net asset value of such share of Common Stock at the time such share is repurchased by the Company plus the aggregate amount of distributions paid on such share of Common Stock, minus the amount of any commissions or dealer manager fees paid in respect of such share of Common Stock that are actually recovered and paid to the Company, insofar as such losses (or actions in respect thereof) directly arise out of Applicable Claims.

b.                   Promptly after receipt by the Company of an Applicable Claim, and in no event later than five (5) days from receipt thereof, the Company shall notify the Adviser in writing of receipt thereof; provided that the omission so to notify the Adviser shall not relieve it from any liability which it may have to the Company hereunder, except to the extent that it has been prejudiced (through the forfeiture of substantive rights or defenses) by such failure. In case any such action shall be brought against the Company relating to an Applicable Claim and it shall notify the Adviser of the commencement thereof, the Adviser shall be entitled to participate therein and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to the Company, and, after notice from the Adviser to the Company of its election so to assume the defense thereof, the Adviser shall not be liable to the Company for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by the Company, in connection with the defense thereof. The Adviser shall not, without the written consent of the Company, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the Company is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the Company from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the Company.

c.                    Subject to compliance with the applicable provisions of the Investment Company Act of 1940, as amended (the “Investment Company Act”), the Adviser shall be permitted to satisfy its funding and indemnification obligations hereunder from time to time by:

                                                                i.      delivering to the Company, at such account as the Company may designate, the amount calculated in Section 2(a);

                                                               ii.      purchasing from the Company a sufficient number of shares of Common Stock, at a price equal to the greater of (A) the then current public offering price per share, exclusive of discounts or commissions, of Common Stock; and (B) the then current net asset value per share of the Common Stock, to provide the Company with the amount calculated in Section 2(a); or

                                                             iii.      offsetting amounts owed by the Company to the Adviser pursuant to the Investment Advisory Agreement (as defined in Section 3, below).

3.                   Investment Advisory Agreement. Notwithstanding anything to the contrary contained in the Investment Advisory Agreement, dated as of July 27, 2012, between the Company and the Adviser (the “Investment Advisory Agreement”), the provisions of Section 8 of the Investment Advisory Agreement shall not apply to the obligations of the Adviser pursuant to this Agreement.

4.                   Miscellaneous.

a.	Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California applicable to contracts formed and to be performed and enforced entirely within the State of California, without regard to the conflicts of laws principles thereof, to the extent such principles would require or permit the application of the laws of another jurisdiction. To the extent that the applicable laws of the State of California or any of the provisions herein conflict with the applicable provisions of the Investment Company Act, the latter shall control. Further, nothing herein contained shall be deemed to require the Company to take any action contrary to the Company’s Articles of Incorporation or Bylaws, as each has been or may be amended or restated, or to relieve or deprive the Company board of directors of its responsibility for and control of the conduct of the affairs of the Company.

b.	Amendment and Waiver. This Agreement may not be modified, amended or supplemented except by a formal written instrument (and not by an email or series of emails) signed by each party hereto. No term or provision of this Agreement may be waived except by a formal written instrument signed (and not by an email or series of emails) by the party against whom such waiver is sought. Any party’s failure to insist at any time upon strict compliance with this Agreement or with any of the terms of this Agreement or any continued course of such conduct on its part will not constitute or be considered a waiver by such party of any of its rights or privileges. A waiver or consent, express or implied, of or to any breach or default by any party in the performance by that party of its obligations with respect to this Agreement is not a waiver of or consent to any other breach or default in the performance by that party of the same or any other obligations of that party.

c.	Entire Agreement. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior negotiations, agreements and understandings with respect thereto, both written and oral. This Agreement may not be contradicted or supplemented by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten or oral agreements among the parties with respect to the subject matter hereof.

d.	Dispute Resolution. In the event of any litigation arising hereunder, each party agrees to submit to the exclusive jurisdiction of courts of the State of California and of the United States located in the County of Los Angeles. To the extent permitted by law, the parties waive any right to trial by jury in any action, proceeding or counterclaim, arising out of or relating to this Agreement. No party hereto shall seek or be liable for, in any form or amount, punitive, exemplary, consequential, indirect, special or incidental damages in connection with this Agreement or any action contemplated by or taken or omitted in connection herewith.

e.	Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original; but such counterparts shall together constitute but one and the same document.

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IN WITNESS WHEREOF, the parties hereto have executed Indemnification Agreement as of the date first written above.

TRITON PACIFIC INVESTMENT CORPORATION, INC.

By:	/s/ Craig J. Faggen
Craig J. Faggen, President and CEO

TRITON PACIFIC ADVISOR, LLC

By:	/s/ Craig J. Faggen
Craig J. Faggen, President